As filed with the Securities and Exchange Commission on January 30, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VCA ANTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0742	95-4097995
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12401 West Olympic Boulevard
Los Angeles, California 90064-1022
(310) 571-6500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert L. Antin
Chief Executive Officer and President
12401 West Olympic Boulevard
Los Angeles, California 90064-1022
(310) 571-6500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Julie M. Kaufer, Esq. Michael W. Everett, Esq. Akin Gump Strauss Hauer & Feld LLP 2029 Century Park East Los Angeles, California 90067 310. 229.1000	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 213.687.5600

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box.  ☐
If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-102439
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, par value $0.001 per share	$21,312,375.00	$1,961.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933 based on the public offering price of $15.25.

INCORPORATION BY REFERENCE TO REGISTRATION STATEMENT ON FORM S-3

This registration statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by VCA Antech, Inc. VCA Antech, Inc. hereby incorporates by reference into this Registration Statement on Form S-3 the contents of the Registration Statement on Form S-3 (Registration Statement No. 333-102439), as amended (including the exhibits thereto), declared effective at approximately 11:00 a.m, eastern time, on January 29, 2003 by the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 29, 2003.

/s/ TOMAS W. FULLER
By:	Tomas W. Fuller
Its:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

* Robert L. Antin	Chairman of the Board, President and Chief Executive Officer	January 29, 2003

Arthur J. Antin	Director, Chief Operating Officer, Senior Vice President and Secretary

/s/ TOMAS W. FULLER Tomas W. Fuller	Chief Financial Officer, Principal Accounting Officer, Vice President and Assistant Secretary	January 29, 2003

* John. M. Baumer	Director	January 29, 2003

* John G. Danhakl	Director	January 29, 2003

* John Heil	Director	January 29, 2003

* Peter J. Nolan	Director	January 29, 2003

* Frank Reddick	Director	January 29, 2003

*By: /s/ TOMAS W. FULLER Attorney-in-fact		January 29, 2003

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LIST OF EXHIBITS

Number	Exhibit Description
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of securities.

23.1	Consent of KPMG LLP.

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (set forth in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement, File No. 333-102439, filed January 10, 2003 and incorporated by reference herein).

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